                                                                    EXHIBIT 14.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Van Kampen Series Fund, Inc. on Form N-14 under the Securities Act of 1933, of our reports dated August 8, 2003, for the Van Kampen Focus Equity Fund, for the year ended June 30, 2003, and for the Van Kampen Equity Growth Fund, for the year ended June 30, 2003, both included as part of the Van Kampen Series Fund, Inc. Form N-CSR as filed with the Securities and Exchange Commission on August 29, 2003, in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" included in such Statement of Additional Information. We also consent to us under the heading "Other Service Providers" in the Prospectus/Proxy Statement, which is also part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in the Prospectuses of Van Kampen Focus Equity Fund and Van Kampen Equity Growth Fund, which are also part of this Registration Statement.


DELOITTE & TOUCHE LLP

Chicago, Illinois
August 10, 2004